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                                                                         Ex-99.j


                                    CUSTODY AGREEMENT

                  Agreement made as of this 14th day of September, 1990,
            between MERRILL LYNCH HIGH INCOME MUNICIPAL BOND FUND INC. a Maryland corporation organized and existing under the laws of the. State of Maryland having its principal office and place of business at 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (hereinafter called the "Fund"), and THE BANK OF NEW YORK, a New York corporation authorized to do a banking business, having its principal office and place of business at 48 Wall Street, New York, New York 10015 (hereinafter called the "Custodian")

                                  W I T N E S S E T H :

            that for and in consideration of the mutual promises hereinafter set forth, the Fund and the Custodian agree as follows:

                                         ARTICLE I

                                        DEFINITIONS

                   Whenever used in this Agreement, the following words and
            phrases, unless the context otherwise requires, shall have the following meanings:
                   1. "Authorized Person" shall be deemed to include any person, whether or not such person is an Officer or employee of the Fund, duly authorized by the Board of Directors of the Fund to give Oral Instructions and Written Instructions on behalf of the Fund and listed in the Certificate annexed hereto as Ap-pendix A or such other Certificate as may be received. by the Custodian from time to time.
                   2. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.
                   3. "Call Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options, Futures Contracts, and Futures Contract options entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities.
                   4. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is actually received by the Custodian and signed on behalf of the Fund by any two officers.
                   5. "Clearing Member" shall mean a registered broker-dealer which is a clearing member under the rules of

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            O.C.C. and a member of a national securities exchange qualified to act as a custodian for an investment company, or any broker-dealer reasonably believed by the Custodian to be such a clearing member.
                    6. "Collateral Account" shall mean a segregated account so denominated which is specifically allocated to a Series and pledged to the Custodian as security for, and in consideration of, the Custodiants issuance of (a) any Put Option guarantee letter or similar document described in paragraph 8 of Article V herein, or (b) any receipt described in Article V or VIII herein.
                   7. "Covered Call Option" shall mean an exchange traded option entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities (excluding Futures Contracts) which are owned by the writer thereof and subject to appropriate restrictions.
                   8. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certi-fied copy of a resolution of the Fund's Board of Directors specifically approving deposits therein by the Custodian.
                   9. "Financial Futures Contract" shall mean the firm commitment to buy or sell fixed income securities including, without limitation, U.S. Treasury Bills, U.S. Treasury Notes, U.S. Treasury Bonds, domestic bank certificates of deposit, and Eurodollar certificates of deposit, during a specified month at an agreed upon price.
                   10. "Futures Contract" shall mean a Financial Futures Contract and/or Stock Index Futures Contracts.
                   11. "Futures Contract Option" shall mean an option with respect to a Futures Contract.
                   12. "margin Account" shall mean a segregated account in
            the name of a broker, dealer, futures commission merchant, or a Clearing Member, or in the name of the Fund for the benefit of a broker, dealer, futures commission merchant, or Clearing Member, or otherwise, in accordance with an agreement between the Fund, the Custodian and a broker, dealer, futures commission merchant or a Clearing Member (a "Margin Account Agreement"), separate and distinct from the custody account, in which certain Securi-ties and/or money of the Fund shall be deposited and withdrawn from time to time in connection with such transactions as the Fund may from time to time determine. Securities held in the Book-Entry System or the Depository shall be deemed to have been


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         deposited in, or withdrawn from, a Margin Account upon the custodian's effecting an appropriate entry in its books and records.
                 13. "Money Market Security" shall be deemed to include, without limitation, certain Reverse Repurchase Agreements, debt obligations issued or guaranteed as to interest and principal by the government of the United States or agencies or instrumentalities thereof, any tax, bond or revenue anticipation note issued by any state or municipal government or public authority, commercial paper, certificates of deposit and bank-ers' acceptances, repurchase agreements with respect to the same and bank time deposits, where the purchase and sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale.
                 14. "O.C.C." shall mean the Options Clearing Corpora-tion, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, its successor or successors, and its nominee or nominees.
                 15. "Officers" shall be deemed to include the President, any Vice President, the Secretary, the Treasurer, the Control-ler, any Assistant Secretary, any Assistant Treasurer, and any other person or persons, whether or not any such other person is an officer of the Fund, duly authorized by the Board of Direc-tors of the Fund to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and listed in the Certificate annexed hereto as Appendix B or such other Certificate as may be received by the Custodian from time to time.
                 16. "Option" shall mean a Call option, Covered Call Op-tion, Stock Index Option and/or a Put Option.
                 17. "Oral Instructions" shall mean verbal instructions actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person.
                 18. "Put Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options, Futures Contracts, and Futures Contract options entitling the holder, upon timely exercise and tender of the specified underlying Securities, to sell such Securities to the writer thereof for the exercise price.
                 19. "Reverse Repurchase Agreement" shall mean an agree-ment pursuant to which the Fund sells Securities and agrees to repurchase such Securities at a described or specified date and Price.
                 20. "Security" shall be deemed to include, without limitation, Money Market Securities, Call Options, Put Options, Stock Index Options, Stock Index Futures Contracts, Stock Index

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            Futures Contract Options, Financial Futures Contracts, Financial
            Futures Contract Options, Reverse Repurchase Agreements, common stocks and other securities having characteristics similar to common stocks, preferred stocks, debt obligations issued by state or municipal governments and by public authorities, (including, without limitation, general obligation bonds, revenue bonds, industrial bonds and industrial development bonds), bonds, debentures, notes, mortgages or other obliga-tions, and any certificates, receipts, warrants or other instru-ments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.
                   21. "Senior Security Account" shall mean an account
            maintained and specifically allocated to a Series under the terms of this Agreement as a segregated account, by recordation or otherwise, within the custody account in which certain Securities and/or other assets of the Fund specifically al-located to such Series shall be deposited and withdrawn from time to time in accordance with Certificates received by the Custodian in connection with such transactions as the Fund may from time to time determine.
                   22. "Series" shall mean the various portfolios, if any,
            of the Fund as described from time to time in the current and effective prospectus for the Fund.
                   23. "Shares" shall mean the shares of capital stock of
            the Fund, each of which is, in the case of a Fund having Series, allocated to a particular Series.
                   24. "Stock Index Futures Contract" shall mean a
            bilateral agreement pursuant to which the parties agree to take or make delivery of an amount of cash equal to a specified dol-lar amount times the difference between the value of a particular stock index at the close of the last business day of the contract and the price at which the futures contract is originally struck.
                   25. "Stock Index Option" shall mean an exchange traded
            option entitling the holder, upon timely exercise, to receive an amount of cash determined by reference to the difference between the exercise price and the value of the index on the date of exercise.
                   26. "Written Instructions" shall mean written communica-
            tions actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person by telex or any other such system whereby the receiver of such communications is able to verify by codes or otherwise with a reasonable degree of certainty the identity of the sender of such communication.




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                                         ARTICLE II

                                 APPOINTMENT OF CUSTODIAN

                   1. The Fund hereby constitutes and appoints the Custodian as custodian of the Securities and moneys at any time owned by the Fund during the period of this Agreement.
                   2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                                        ARTICLE III

                              CUSTODY OF CASH AND SECURITIES

                   1. Except as otherwise provided in paragraph 7 of this Article and in Article VIII, the Fund will deliver or cause to be delivered to the Custodian all Securities and all moneys owned by it, at any time during the period of this Agreement, and shall specify with respect to such Securities and money the Series to which the same are specifically allocated. The Custodian shall segregate, keep and maintain the assets of the Series separate and apart. The Custodian will not be responsible for any Securities and moneys not actually received by it. The Custodian will be entitled to reverse any credits made on the Fund's behalf where such credits have been previ-ously made and moneys are not finally collected. The Fund shall deliver to the Custodian a certified resolution of the Board of Directors of the Fund, substantially in the form of Exhibit A hereto, approving, authorizing and instructing the Custodian on a continuous and on-going basis to deposit in the Book-Entry System all Securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated and to utilize the Book-Entry System to the extent possible in con-nection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities and deliveries and returns of Securities collateral. Prior to a deposit of Securi-ties specifically allocated to a Series in the Depository, the Fund shall deliver to the Custodian a certified resolution of the Board of Directors of the Fund, substantially in the form of Exhibit B hereto, approving, authorizing and instructing the Custodian on a continuous and ongoing basis until instructed to the contrary by a Certificate actually received by the Custodian to deposit in the Depository all Securities specifically al-located to such Series eligible for deposit therein, and to utilize the Depository to the extent possible with respect to such Securities in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral. Securities and moneys deposited in either the Book-Entry System or the Depository will be represented in accounts which include only

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            assets held by the Custodian for customers, including, but not limited to, accounts in which the Custodian acts in a fiduciary or representative capacity and will be specifically allocated on the Custodian's books to the separate account for the applicable Series. Prior to the Custodian's accepting, utilizing and act-ing with respect to Clearing Member confirmations for Options and transactions in Options for a Series as provided in this Agreement, the Custodian shall have received a certified resolu-tion of the Fund's Board of Directors, substantially in the form of Exhibit C hereto, approving, authorizing and instructing the Custodian on a continuous and on-going basis, until instructed to the contrary by a Certificate actually received by the custodian, to accept, utilize and act in accordance with such confirmations as provided in this Agreement with respect to such series.
                  2. The Custodian shall establish and maintain separate accounts, in the name of each Series, and shall credit to the separate account for each Series all moneys received by it for the account of the Fund with respect to such Series. Money credited to a separate account for a Series shall be disbursed by the Custodian only:
                        (a) As hereinafter provided;
                        (b) Pursuant to Certificates setting forth the name
            and address of the person to whom the payment is to be made, than series account from which payment is to be made and the purpose for which payment is to be made; or
                        (c) In payment of the fees and in reimbursement of
            the expenses and liabilities of the Custodian attributable to such Series.
                  3. Promptly after the close of business on each day, the Custodian shall furnish the Fund with confirmations and a summary, on a per Series basis, of all transfers to or from the account of the Fund for a Series, either hereunder or with any co-custodian or sub-custodian appointed in accordance with this Agreement during said day. Where Securities are transferred to the account of the Fund for a Series, the Custodian shall also by book-entry or otherwise identify as belonging to such Series a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Custodian shall furnish the Fund with a detailed statement, on a per Series basis, of the Securities and moneys held by the Custodian for the Fund.
                   4. Except as otherwise provided in paragraph 7 of this Article and in Article VIII, all Securities held by the Custodian hereunder, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other

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            Securities held hereunder may be registered in the name of the
            Fund, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees.
            The Fund agrees to furnish to the Custodian appropriate instru-ments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository any Securities which it may hold hereunder and which may from time to time be registered in the name of the Fund.
            The Custodian shall hold all such Securities specifically al-located to a Series which are not held in the Book-Entry System or in the Depository in a separate account in the name of such Series physically segregated at all times from those of any other person or persons.
                   5. Except as otherwise provided in this Agreement and unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities held hereunder and therein deposited, shall with respect to all Securities held for the Fund hereunder in accordance with preceding paragraph 4:
                        (a) Collect all income due or payable;
                        (b) Present for payment and collect the amount pay-
            able upon such Securities which are called, but only if either
            (i) the Custodian receives a written notice of such call, or
            (ii) notice of such call appears in one or more of the publica-tions listed in Appendix C annexed hereto, which may be amended at any time by the Custodian without the prior notification or consent of the Fund;
                        (c) Present for payment and collect the amount pay-
            able upon all Securities which mature;
                        (d) Surrender Securities in temporary form for
            definitive Securities;
                        (e) Execute, as custodian, any necessary declara-
            tions or certificates of ownership under the Federal Income Tax Laws or the laws or regulations of any other taxing authority now or hereafter in effect; and
                        (f) Hold directly, or through the Book-Entry System
            or the Depository with respect to Securities therein deposited, for the account of a Series, all rights and similar securities issued with respect to any Securities held by the Custodian for such Series hereunder.
                   6. Upon receipt of a Certificate and not otherwise, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

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                        (a) Execute and deliver to such persons as may be,
            designated in such Certificate proxies, consents, authoriza-tions, and any other instruments whereby the authority of the Fund as owner of any Securities held by the Custodian hereunder for the Series specified in such Certificate may be exercised;
                        (b) Deliver any Securities held by the Custodian
            hereunder for the series specified in such Certificate in exchange for other Securities or cash issued or paid in con-nection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege and receive and hold hereunder specifically allocated to such Series any cash or other Securities received in exchange;
                         (c) Deliver any Securities held by the Custodian
            hereunder for the Series specified in such Certificate to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold hereunder specifically al-located to such Series such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;
                         (d) Make such transfers or exchanges of the assets
            of the Series specified in such Certificate, and take such other steps as shall be stated in such Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger consolidation or recapitalization of the Fund; and
                         (e) Present for payment and collect the amount pay-
            able upon Securities not described in preceding paragraph 5(b) of this Article which may be called as specified in the Certificate.
                   7. Notwithstanding any provision elsewhere contained herein, the custodian shall not be required to obtain possession of any instrument or certificate representing any Futures Contract, any option, or any Futures Contract Option until after it shall have determined, or shall have received a Certificate from the Fund stating, that any such instruments or certificates are available. The Fund shall deliver to the Custodian such a Certificate no later than the business day preceding the avail-ability of any such instrument or certificate. Prior to such availability, the Custodian shall comply with Section 17(f) of the Investment Company Act of 1940, as amended, in connection with the purchase, sale, settlement, closing out or writing of Futures Contracts, Options, or Futures Contract Options by mak-ing payments or deliveries specified in Certificates received by the Custodian in connection with any such purchase, sale, writ-ing, settlement or closing out upon its receipt from a broker, dealer, or futures commission merchant of a statement or

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              confirmation reasonably believed by the Custodian  to be in the form customarily used by brokers, dealers, or future commission merchants with respect to such Futures Contracts, options, or Futures Contract Options, as the case may be, confirming that such Security is held by such broker, dealer or futures com-mission merchant, in book-entry form or otherwise, in the name of the Custodian (or any nominee of the Custodian) as custodian for the Fund, provided, however, that notwithstanding the foregoing, payments to or deliveries from the Margin Account, and payments with respect to Securities to which a Margin Ac-count relates, shall be made in accordance with the terms and conditions of the Margin Account Agreement. Whenever any such instruments or certificates are available, the Custodian shall, notwithstanding any provision in this Agreement to the contrary, make payment for any Futures Contract, Option, or Futures Contract option for which such instruments or such certificates are available only against the delivery to the Custodian of such instrument or such certificate, and deliver any Futures contract, Option or Futures Contract Option for which such instruments or such certificates are available only against receipt by the Custodian of payment therefor. Any such instru-ment or certificate delivered to the Custodian shall be held by the Custodian hereunder in accordance with, and subject to, the provisions of this Agreement.

                                         ARTICLE IV

                        PURCHASE AND, SALE OF INVESTMENTS OF THE FUND
                         OTHER THAN OPTIONS, FUTURES CONTRACTS AND
                                  FUTURES CONTRACT OPTIONS


                     1. Promptly after each purchase of Securities by the Fund, other than a purchase of an Option, a Futures Contract, or a Futures Contract option, the Fund shall deliver to the custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each purchase of Money Market Securities, a Certificate, oral Instructions or Written Instructions, specify-ing with respect to each such purchase: (a) the Series to which such Securities are to be specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount purchased and accrued interest, if any; (d) the date of purchase and settlement; (e) the purchase price per unit; (f) the total amount payable upon such purchase; (g) the name of the person from whom or the broker through whom the purchase was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom payment is to be made. The Custodian shall, upon receipt of Securities purchased by or for the Fund, pay to the broker specified in the Certificate out of the moneys held for the account of such Series the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Certificate, oral Instructions or Written Instructions.

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

                  2. Promptly after each sale of Securities by the Fund, other than a sale of any Option, Futures Contract, Futures Contract Option, or any Reverse Repurchase Agreement, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money Market Securities, a Certificate, Oral Instructions or Written Instructions, specify-ing with respect to each such sale: (a) the Series to which such securities were specifically allocated; (b) the name of the is-suer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest, if any; (d) the date of sale; (e) the sale price per unit; (f) the total amount payable to the Fund upon such sale; (g) the name of the broker through whom or the person to whom the sale was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom the Securities are to be delivered. The Custodian shall deliver the Securities specifically allocated to such Series to the broker specified in the Certificate against payment of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate, Oral Instructions or Written Instructions.


                                       ARTICLE V

                                        OPTIONS

                  1. Promptly after the purchase of any option by the Fund, the Fund shall deliver to the Custodian a Certificate specifying with respect to each option purchased: (a) the Series to which such Option is specifically allocated; (b) the type of Option (put or call); (c) the name of the issuer and the title and number of shares subject to such option or, in the case of a Stock Index Option, the stock index to which such option relates and the number of Stock Index Options purchased; (d) the expira-tion date; (e) the exercise price; (f) the dates of purchase and settlement; (g) the total amount payable by the Fund in connec-tion with such purchase; (h) the name of the Clearing Member through whom such option was purchased; and (i) the name of the broker to whom payment is to be made. The Custodian shall pay, upon receipt of a Clearing Member's statement confirming the purchase of such Option held by such clearing Member for the account of the Custodian (or any duly appointed and registered nominee of the Custodian) as custodian for the Fund, out of moneys held for the account of the Series to which such Option is to be specifically allocated, the total amount payable upon such purchase to the Clearing Member through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate.
                   2. Promptly after the sale of any option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to each

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

              such sale: (a) the Series to which such option was specifically allocated; (b) the type of Option (put or call) ; (c) the name of the issuer and the title and number of shares subject to such option or, in the case of a Stock Index option, the stock index to which such option relates and the number of Stock Index Op-tions sold; (d) the date of sale; (e) the sale price; (f) the date of settlement; (g) the total amount payable to the Fund upon such sale; and (h) the name of the Clearing Member through whom the sale was made. The Custodian shall consent to the delivery of the Option sold by the Clearing Member which previ-ously supplied the confirmation described in preceding paragraph 1 of this Article with respect to such option against payment to the Custodian of the total amount payable to the Fund, provided that the same conforms to the total amount payable as set forth in such Certificate.
                     3. Promptly after the exercise by the Fund of any Call option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Call Option: (a) the Series to which such call Option was specifically allocated; (b) the name of the is-suer and the title and number of shares subject to the Call Op-tion; (c) the expiration date; (d) the date of exercise and settlement; (e) the exercise price per share; (f) the total amount to be paid by the Fund upon such exercise; and (g) the name of the Clearing Member through whom such Call Option was exercised. The Custodian shall, upon receipt of the Securities underlying the Call Option which was exercised, pay out of the moneys held for the account of the Series to which such Call option was specifically allocated the total amount payable to the Clearing Member through whom the Call Option was exercised, provided that the same conforms to the total amount payable as set forth in such Certificate.
                     4. Promptly after the exercise by the Fund of any Put Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Put Option: (a) the Series to which such Put Option was specifically allocated; (b) the name of the is-suer and the title and number of shares subject to the Put Op-tion; (c) the expiration date; (d) the date of exercise and settlement; (e) the exercise price per share; (f) the total amount to be paid to the Fund upon such exercise; and (g) the name of the Clearing Member through whom such Put Option was exercised. The Custodian shall, upon receipt of the amount pay-able upon the exercise of the Put Option, deliver or direct the Depository to deliver the Securities specifically allocated to such Series, provided the same conforms to the amount payable to the Fund as set forth in such Certificate.
                     5. Promptly after the exercise by the Fund of any Stock Index Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Stock Index Option: (a) the

            Series to which such Stock Index option was specifically al-located; (b) the type of Stock Index option (put or call); (c) the number of options being exercised; (d) the stock index to which such option relates; (e) the expiration date; (f) the exercise price; (g) the total amount to be received by the Fund in connection with such exercise; and (h) the Clearing Member from whom such payment is to be received.
                  6. Whenever the Fund writes a Covered Call option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Covered Call option: (a) the series for which such Covered Call Option was written; (b) the name of the issuer and the title and number of shares for which the Covered Call option was written and which underlie the same;
            (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Fund; (f) the date such Covered Call Op-tion was written; and (g) the name of the Clearing Member through whom the premium is to be received. The Custodian shall deliver or cause to be delivered, in exchange for receipt of the premium specified in the Certificate with respect to such Covered Call Option, such receipts as are required in accordance with the customs prevailing among Clearing Members dealing in Covered Call Options and shall impose, or direct the, Depository to impose, upon the underlying securities specified in the Certificate specifically allocated to such Series such restric-tions as may be required by such receipts. Notwithstanding the foregoing the Custodian has the right, upon prior written notification to the Fund, at any time to refuse to issue any receipts for Securities in the possession of the Custodian and not deposited with the Depository underlying a Covered Call op-tion.
                   7. Whenever a Covered Call option written by the Fund and described in the preceding paragraph of this Article is exercised, the Fund shall promptly deliver to the Custodian a Certificate instructing the Custodian to deliver, or to direct the Depository to deliver, the Securities subject to such Covered Call option and specifying: (a) the Series for which such Covered Call Option was written; (b) the name of the issuer and the title and number of shares subject to the Covered Call Option; (c) the clearing Member to whom the underlying Securi-ties are to be delivered; and (d) the total amount payable to the Fund upon such delivery. Upon the return and/or cancella-tion of any receipts delivered pursuant to paragraph 6 of this Article, the Custodian shall deliver, or direct the Depository to deliver, the underlying Securities as specified in the Certificate against payment of the amount to be received as set forth in such Certificate.
                   8. Whenever the Fund writes a Put Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Put option: (a) the Series for which such Put option was written; (b) the name of the issuer and the title and number of shares for which the Put option is written and which underlie the same; (c) the expiration date; (d) the exercise price; (e) the premium, to be received by the Fund; (f) the date such Put Option is written; (g) the name of the, Clear-ing Member through whom the premium is to be received and to whom a Put Option guarantee letter is to be delivered; (h) the amount of cash, and/or the amount and kind of securities, if any, specifically allocated to such Series to be deposited in the Senior Security Account for such Series; and (i) the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be deposited into the Collateral Account for such Series. The Custodian shall, after making the deposits into the Collateral Account specified in the Certificate, issue a Put Option guarantee letter substantially in the form utilized by the Custodian on the date hereof, and deliver the same to the Clearing Member specified in the Certificate against receipt of the premium specified in said Certificate. Notwithstanding the foregoing, the Custodian shall be under no obligation to issue any Put Option guarantee letter or similar document if it is unable to make any of the representations contained therein.
                  9. Whenever a Put option written by the Fund and described in the preceding paragraph is exercised, the Fund shall promptly deliver to the Custodian a Certificate specify-ing: (a) the Series to which such Put Option was written; (b) the name of the issuer and title and number of shares subject to the Put Option; (c) the Clearing Member from whom the underlying Securities are to be received; (d) the total amount payable by the Fund upon such delivery; (e) the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be withdrawn from the Collateral Account for such Series and (f) the amount of cash and/or the amount and kind of Securities, specifically allocated to such Series, if any, to be withdrawn from the Senior security Account. Upon the return and/or cancellation of any Put Option guarantee letter or similar document issued by the Custodian in connection with such Put Option, the Custodian shall pay out of the moneys held for the account of the Series to which such Put option was specifically allocated the total amount payable to the Clearing Member specified in the Certificate as set forth in such Certificate against delivery of such Securities, and shall make the withdrawals specified in such Certificate.
                  10. Whenever the Fund writes a Stock Index Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Stock Index Option: (a) the Series for which such Stock Index option was written; (b) whether such Stock Index option is a put or a call; (c) the number of options written;(d) the stock index to which such Option relates; (e) the expiration date; (f) the exercise price;
           (g) the Clearing Member through whom such option was written;
           (h) the premium to be received by the Fund; (i) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in the Senior Security Account for such Series; (j) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in the Collateral Ac-count for such Series; and (k) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in a Margin Account, and the name in which such account is to be or has been established. The Custodian shall, upon receipt of the premium specified in the Certificate, make the deposits, if any, into the Senior Security Account specified in the Certificate, and either (1) deliver such receipts, if any, which the Custodian has specifically agreed to issue, which are in accordance with the customs prevailing among Clearing Members in Stock Index Options and make the deposits into the Collateral Account specified in the Certificate, or (2) make the deposits into the Margin Account specified in the Certificate.
                 11. Whenever a Stock Index Option written by the Fund and described in the preceding paragraph of this Article is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Stock Index Option:
          (a) the Series for which such Stock Index Option was written;
          (b) such information as may be necessary to identify the Stock Index Option being exercised; (c) the Clearing Member through whom such Stock Index Option is being exercised; (d) the total amount payable upon such exercise, and whether such amount is to be paid by or to the Fund; (e) the amount of cash and/or amount and kind of Securities, if any,, to be withdrawn from the Margin Account; and (f) the amount of cash and/or amount and kind of Securities, if any, to be withdrawn from the Senior Security Account for such Series; and the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account for such Series. Upon the return and/or cancellation of the receipt, if any, delivered pursuant to the preceding paragraph of this Article, the Custodian shall pay out of the moneys held for the account of the Series to which such Stock Index Option was specifically allocated to the Clearing Member specified in the Certificate the total amount payable, if any, as specified therein.
                 12. Whenever the Fund purchases any option identical to a previously written option described in paragraphs, 6, 8 or 10 of this Article in a transaction expressly designated as a "Closing Purchase Transaction" in order to liquidate its posi-tion as a writer of an option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to the Option being purchased: (a) that the transaction is a Closing Purchase Transaction; (b) the Series for which the option was written; (c) the name of the issuer and the title and number of shares subject to the Option, or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Options held; (d) the exercise price; (e) the premium to be paid by the Fund; (f) the expiration date; (g) the type of Option (put or call); (h) the date of such purchase; (i) the name of the Clearing Member to whom the premium is to be paid;
          and (j) the amount of cash and/or the amount and kind of Securi-ties, if any, to be withdrawn from the Collateral Account, a specified Margin Account, or the Senior Security Account for such Series. Upon the Custodian's payment of the premium and the return and/or cancellation of any receipt issued pursuant to paragraphs 6, 8 or 10 of this Article with respect to the Option being liquidated through the Closing Purchase Transaction, the Custodian shall remove, or direct the Depository to remove, the previously imposed restrictions on the Securities underlying the Call Option.
                  13. Upon the expiration, exercise or consummation of a
            Closing Purchase Transaction with respect to any option purchased or written by the Fund and described in this Article, the Custodian shall delete such Option. from the statements delivered to the Fund pursuant to paragraph 3 Article III herein, and upon the return and/or cancellation of any receipts issued by the Custodian, shall make such withdrawals from the Collateral Account, and the Margin Account and/or the Senior Security Account as may be specified in a Certificate received in connection with such expiration, exercise, or consummation.

                                       ARTICLE VI

                                   FUTURES CONTRACTS

                   1. Whenever the Fund shall enter into a Futures Contract, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Futures Contract, (or with respect to any number of identical Futures Contract(s)): (a) the Series for which the Futures Contract is being entered; (b) the category of Futures Contract (the name of the underlying stock index or financial instrument); (c) the number of identical Futures Contracts entered into; (d) the delivery or settlement date of the Futures Contract(s); (e) the date the Futures Contract(s) was (were) entered into and the maturity date; (f) whether the Fund is buying (going long) or selling (going short) on such Futures Contract(s); (g) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the senior Security Account for such Series; (h) the name of the broker, dealer, or futures commission merchant through whom the Futures Contract was entered into; and (i) the amount of fee or commission, if any, to be paid and the name of the broker, dealer, or futures commission merchant to whom such amount is to be paid. The Custodian shall make the deposits, if any, to the Margin Account in accordance with the terms and conditions of the Margin Account Agreement. The custodian shall make payment out of the moneys specifically allocated to such Series of the fee or commission, if any, specified in the Certificate and deposit in the Senior Security Account for such Series the amount of cash and/or the amount and kind of Securities specified in said Certificate.
                   2. (a) Any variation margin payment or similar payment required to be made by the Fund to a broker, dealer, or futures commission merchant with respect to an outstanding Futures

            Contract, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.
                       (b) Any variation margin payment or similar payment
            from a broker, dealer, or futures commission merchant to the Fund with respect to an outstanding Futures Contract, shall be received and dealt with by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.
                  3. Whenever a Futures Contract held by the Custodian hereunder is retained by the Fund until delivery or settlement is made on such Futures Contract, the Fund shall deliver to the Custodian a Certificate specifying: (a) the Futures Contract and the Series to which the same relates; (b) with respect to a Stock Index Futures Contract, the total cash settlement amount to be paid or received, and with respect to a Financial Futures Contract, the Securities and/or amount of cash to be delivered or received; (c) the broker, dealer, or futures commission merchant to or from whom payment or delivery is to be made or received; and (d) the amount of cash and/or Securities to be withdrawn from the Senior Security Account for such Series. The Custodian shall make the payment or delivery specified in the Certificate, and delete such Futures Contract from the state-ments delivered to the Fund pursuant to paragraph 3 of Article III herein.
                  4.   Whenever the Fund shall enter into a Futures
            Contract to offset a Futures Contract held by the Custodian hereunder, the Fund shall deliver to the Custodian a Certificate specifying: (a) the items of information required in a Certificate described in paragraph 1 of this Article, and (b) the Futures Contract being offset. The Custodian shall make payment out of the money specifically allocated to such series of the fee or commission, if any, specified in the Certificate and delete the Futures Contract being offset from the statements delivered to the Fund pursuant to paragraph 3 of Article III herein, and make such withdrawals from the Senior Security Ac-count for such Series as may be specified in such Certificate. The withdrawals, if any, to be made from the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

                                     ARTICLE VII

                                FUTURES CONTRACT OPTIONS

                   1. Promptly after the purchase of any Futures Contract Option by the Fund, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Futures Contract Option: (a) the Series to which such option is specifically allocated; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures contract Option purchased; (d) the expiration date; (e) the exercise price; (f) the dates of purchase and settlement; (g) the amount of premium to be paid by the Fund upon such purchase; (h) the name of the broker or futures commission merchant through whom such option was purchased; and (i) the name of the broker, or futures commission merchant, to whom payment is to be made. The Custodian shall pay out of the moneys specifically allocated to such Series, the total amount to be paid upon such purchase to the broker or futures commissions merchant through whom the purchase was made, provided that the same conforms to the amount set forth in such Certificate.
                    2. Promptly after the sale of any Futures Contract Op-tion purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such sale: (a) Series to which such Futures Contract Option was specifically allocated; (b) the type of Future Contract option (put or call) ; (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract option; (d) the date of sale; (e) the sale price; (f) the date of settlement; (g) the total amount payable to the Fund upon such sale; and (h) the name of the broker of futures commission merchant through whom the sale was made. The Custodian shall consent to the cancellation of the Futures Contract Option being closed against payment to the Custodian of the total amount pay-able to the Fund, provided the same conforms to the total amount payable as set forth in such Certificate.
                     3. Whenever a Futures Contract option purchased by the Fund pursuant to paragraph 1 is exercised by the Fund, the Fund shall promptly deliver to the Custodian a Certificate specify-ing: (a) the Series to which such Futures Contract option was specifically allocated; (b) the particular Futures Contract Op-tion (put or call) being exercised; (c) the type of Futures Contract underlying the Futures Contract option; (d) the date of exercise; (e) the name of the broker or futures commission merchant through whom the Futures Contract option is exercised;
              (f) the net total amount if any, payable by the Fund; (g) the amount, if any, to be received by the Fund; and (h) the amount of cash and/or the amount and kind of Securities to be deposited in the Senior Security Account for such Series. The Custodian shall make, out of the moneys and Securities specifically al-located to such Series, the payments, if any, and the deposits, if any, into the Senior Security Account as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.
                     4. Whenever the Fund writes a Futures Contract Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Futures Contract option: (a) the Series for which such Futures Contract option was written; (b) the type of Futures Contract option (put or call) (c) the type of Futures Contract and such other information as may be neces-sary to identify the Futures Contract underlying the Futures Contract Option; (d) the expiration date; (e) the exercise price; (f) the premium to be received by the Fund; (g) the name of the broker or futures commission merchant through whom the premium is to be received; and (h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Senior Security Account for such Series. The Custodian shall, upon receipt of the premium specified in the Certificate, make out of the moneys and Securities specifically allocated to such Series the deposits into the Senior Security Account, if any, as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in ac-cordance with the terms and conditions of the Margin Account Agreement.
                     5. Whenever a Futures Contract Option written by the Fund which is a call is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which such Futures Contract Option was specifically allocated; (b) the particular Futures Contract Option exercised;
              (c) the type of Futures Contract underlying the Futures Contract option; (d) the name of the broker or futures commission merchant through whom such Futures Contract Option was exercised; (e) the net total amount, if any, payable to the Fund upon such exercise; (f) the net total amount, if any, payable by the Fund upon such exercise; and (g) the amount of cash and/or the amount and kind of Securities to be deposited in the Senior Security Account for such Series. The Custodian shall, upon its receipt of the net total amount payable to the Fund, if any, specified in such Certificate make the payments, if any, and the deposits, if any, into the Senior Security Account as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.
                     6. Whenever a Futures Contract Option which is written by the Fund and which is a put is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which such Option was specifically allocated; (b) the particular Futures Contract Option exercised; (c) the type of Futures Contract underlying such Futures Contract option; (d) the name of the broker or futures commission merchant through whom such Futures Contract Option is exercised; (e) the net total amount, if any, payable to the Fund upon such exercise;
              (f) the net total amount, if any, payable by the Fund upon such exercise; and (g) the amount and kind of Securities and/or cash to be withdrawn from or deposited in, the Senior security Ac-count for such Series, if any. The Custodian shall, upon its receipt of the net total amount payable to the Fund, if any, specified in the Certificate, make out of the moneys and Securi-ties specifically allocated to such Series, the payments, if any, and the deposits, if any, into the Senior Security Account as specified in the Certificate. The deposits to and/or withdrawals from the Margin Account, if any, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.
                   7. Whenever the Fund purchases any Futures Contract option identical to a previously written Futures Contract Option described in this Article in order to liquidate its position as a writer of such Futures Contract Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to the Futures Contract Option being purchased: (a) the Series to which such Option is specifically allocated; (b) that the transaction is a closing transaction; (c) the type of Future Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures option Contract; (d) the exercise price; (e) the premium to be paid by the Fund; (f) the expiration date; (g) the name of the broker or futures commission merchant to whom the premium is to be paid;
            and (h) the amount of cash and/or the amount and kind of Securi-ties, if any, to be withdrawn from the Senior Security Account for such Series. The Custodian shall effect the withdrawals from the Senior Security Account specified in the Certificate.
            The withdrawals, if any, to be made from the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.
                   8. Upon the expiration, exercise, or consummation of a closing transaction with respect to, any Futures Contract Option written or purchased by the Fund and described in this Article, the Custodian shall (a) delete such Futures Contract option from the statements delivered to the Fund pursuant to paragraph 3 of
            Article III herein and, (b) make such withdrawals from and/or in the case of an exercise such deposits into the Senior Security Account as may be specified in a Certificate. The deposits to and/or withdrawals from the Margin Account, if any, shall be made by the Custodian in accordance with the terms and condi-tions of the Margin Account Agreement.
                  9. Futures Contracts acquired by the Fund through the exercise of a Futures Contract Option described in this Article shall be subject to Article VI hereof.


                                      ARTICLE VIII

                                      SHORT SALES

                  1. Promptly after any short sales by any Series of the Fund, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series for which such short sale was made; (b) the name of the issuer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest or dividends, if any; (d) the dates of the sale and settlement; (e) the sale price per unit; (f) the total amount credited to the Fund upon such sale, if any, (g) the amount of cash and/or the amount and kind of Securities, if any, which are to be deposited in a Margin Account and the name in which such Margin Account has been or is to be established; (h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in a Senior security Account, and (i) the name of the broker through whom such short sale was made. The custodian shall upon its receipt of a statement from such broker confirming such sale and that the total amount credited to the Fund upon such sale, if any, as specified in the Certificate is held by such broker for the account of the Custodian (or any nominee of the Custodian) as custodian of the Fund, issue a receipt or make the deposits into the Margin Account and the Senior Security Account specified in the Certificate.
                     2. In connection with the closing-out of any short sale, the Fund shall promptly deliver to the Custodian a certificate specifying with respect to each such closing out:
              (a) the Series for which such transaction is being made; (b) the name of the issuer and the title of the Security; (c) the number of shares or the principal amount, and accrued interest or dividends, if any, required to effect such closing-out to be delivered to the broker; (d) the dates of closing-out and settlement; (e) the purchase price per unit; (f) the net total amount payable to the Fund upon such closing-out; (g) the net total amount payable to the broker upon. such closing-out; (h) the amount of cash and the amount and kind of securities to be withdrawn, if any, from the Margin Account; (i) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Senior Security Account; and (j) the name of the broker through whom the Fund is effecting such closing-out. The Custodian shall, upon receipt of the net total amount pay-able to the Fund upon such closing-out, and the return and/ or cancellation of the receipts, if any, issued by the Custodian with respect to the short sale being closed-out, pay out of the moneys held for the account of the Fund to the broker the net total amount payable to the broker, and make the withdrawals-from the Margin Account and the Senior Security Account, as the same are specified in the Certificate.

                                         ARTICLE IX

                               REVERSE REPURCHASE AGREEMENTS

                     1. Promptly after the Fund enters a Reverse Repurchase Agreement with respect to Securities and money held by the Custodian hereunder, the Fund shall deliver to the Custodian a Certificate, or in the event such Reverse Repurchase Agreement is a Money Market Security, a Certificate, Oral Instructions, or Written Instructions specifying: (a) the Series for which the Reverse Repurchase Agreement is entered; (b) the total amount payable to the Fund in connection with such Reverse Repurchase Agreement and specifically allocated to such Series; (c) the broker or dealer through or with whom the Reverse Repurchase Agreement is entered; (d) the amount and kind of Securities to be delivered by the Fund to such broker or dealer; (e) the date of such Reverse Repurchase Agreement; and (f) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in a senior security Account for such Series in connection with such Reverse Repurchase Agreement. The Custodian shall, upon receipt of the total amount payable to the Fund specified in the Certificate, oral Instructions, or Written Instructions make the delivery to the broker or dealer, and the deposits, if any, to the Senior Security Account, specified in such Certificate, Oral Instruc-tions, or Written Instructions.
                       2. Upon the termination of a Reverse Repurchase Agree-ment described in preceding paragraph 1 of this Article, the Fund shall promptly deliver a Certificate or, in the event such Reverse Repurchase Agreement is a Money Market Security, a Certificate, Oral Instructions, or Written Instructions to the Custodian specifying: (a) the Reverse Repurchase Agreement being terminated and the Series for which same was entered; (b) the total amount payable by the Fund in connection with such termination; (c) the amount and kind of Securities to be received by the Fund and specifically allocated to such Series in connection with such termination; (d) the date of termina-tion; (e) the name of the broker or dealer with or through whom the Reverse Repurchase Agreement is to be terminated; and (f) the amount of cash and/or the amount and kind of Securities to be withdrawn from the Senior Securities Account for such Series. The Custodian shall, upon receipt of the amount and kind of Securities to be received by the Fund specified in the Certificate, Oral Instructions, or Written Instructions, make the payment to the broker or dealer, and the withdrawals, if any, from the Senior Security Account, specified in such Certificate, Oral Instructions, or Written Instructions.

                                            ARTICLE X

                            LOAN OF PORTFOLIO SECURITIES OF THE FUND

                       1. Promptly after each loan of portfolio Securities specifically allocated to a Series held by the Custodian hereunder, the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan: (a) the Series to which the loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities, (c) the number of shares or the principal amount loaned, (d) the date of loan and delivery, (e) the total amount to be delivered to the Custodian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified, and (f) the name of the broker, dealer, or financial institution to which the loan was made. The Custodian shall deliver the securities thus designated to the broker, dealer or financial institution to which the loan was made upon receipt of the total amount designated as to be delivered against the loan of Securities. The Custodian may accept payment in connection with a delivery otherwise than through the Book-Entry System or Depository only in the form of a certified or bank cashier's check payable to the order of the Fund or the Custodian drawn on New York Clear-ing House funds and may deliver Securities in accordance with the customs prevailing among dealers in securities.
                     2. Promptly after each termination of the loan of Securities by the Fund, the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan termination and return of securities: (a) the Series to which the loaned securities are specifically al-located; (b) the name of the issuer and the title of the Securi-ties to be returned, (c) the number of shares or the principal amount to be returned, (d) the date of termination, (e) the total amount to be delivered by the Custodian (including the cash collateral for such securities minus any offsetting credits as described in said Certificate), and (f) the name of the broker, dealer, or financial institution from which the Securi-ties will be returned. The Custodian shall receive all Securi-ties returned from the broker, dealer, or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the moneys held for the account of the Fund, the total amount payable upon such return of Securities as set forth in the Certificate.

                                         ARTICLE XI

                        CONCERNING MARGIN ACCOUNTS, SENIOR SECURITY
                             ACCOUNTS, AND COLLATERAL ACCOUNTS

                     1. The Custodian shall, from time to time, make such deposits to, or withdrawals from, a senior security Account as specified in a Certificate received by the Custodian. Such Certificate shall specify the Series for which such deposit or withdrawal is to be made and the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be deposited in, or withdrawn from, such Senior Security Account for such Series. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and the number of shares or the principal amount of any particular Securities to be deposited by the Custodian into, or withdrawn from, a Senior Securities Account, the Custodian shall be under no obligation to make any such deposit or withdrawal and shall so notify the Fund.
                     2. The Custodian shall make deliveries or payments from a Margin Account to the broker, dealer, futures commission merchant or Clearing Member in whose name, or for whose benefit, the account was established as specified in the Margin Account Agreement.
                     3. Amounts received by the Custodian as payments or distributions with respect to Securities deposited in any Margin Account shall be dealt with in accordance with the terms and conditions of the Margin Account Agreement.

                   4. The Custodian shall have a continuing lien and security interest in and to any property at any time held by the Custodian in any Collateral Account described herein. In ac-cordance with applicable law the Custodian may enforce its lien and realize on any such property whenever the Custodian has made payment or delivery pursuant to any Put option guarantee letter or similar document or any receipt issued hereunder by the Custodian. In the event the Custodian should realize on any such property net proceeds which are less than the Custodian's obligations under any Put Option guarantee letter or similar document or any receipt, such deficiency shall be a debt owed the Custodian by the Fund within the. scope of Article XIV herein.
                    5. On each business day the Custodian shall furnish the Fund with a statement with respect to each Margin Account in which money or Securities are held specifying as of the close of business on the previous business day: (a) the name of the Margin Account; (b) the amount and kind of Securities held therein; and (c) the amount of money held therein. The Custodian shall make available upon request to any broker, dealer, or futures commission merchant specified in the name of a Margin Account a copy of the statement furnished the Fund with respect to such margin Account.
                    6. Promptly after the close of business on each busi-ness day in which cash and/or Securities are maintained in a Collateral Account for any Series, the Custodian shall furnish the Fund with a statement with respect to such Collateral Ac-count specifying the amount of cash and/or the amount and kind Of Securities held therein. No later than the close of business next succeeding the delivery to the Fund of such statement, the Fund shall furnish to the Custodian a Certificate or Written instructions specifying the then market value of the Securities described in such statement. In the event such then market value is indicated to be less than the Custodian's obligation with respect to any outstanding Put option guarantee letter or similar document, the Fund shall promptly specify in a Certificate the additional cash and/or Securities to be deposited in such Collateral Account to eliminate such deficiency.

                                        ARTICLE XII

                           PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

                     1. The Fund shall furnish to the Custodian a copy of the resolution of the Board of Directors of the Fund, certified by the Secretary or any Assistant Secretary, either (i) setting forth with respect to the Series specified therein the date of the declaration of a dividend or distribution, the date of pay-ment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the Dividend Agent and any sub-dividend agent or co-dividend agent of the Fund on the pay-ment date, or (ii) authorizing with respect to the Series specified therein the declaration of dividends and distributions on a daily basis and authorizing the Custodian to rely on Oral Instructions, Written Instructions or a Certificate setting forth the date of the declaration of such dividend or distribu-tion, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the Dividend Agent on the payment date.
                   2. Upon the payment date specified in such resolution, Oral Instructions, Written Instructions or Certificate, as the case may be, the Custodian shall pay out of the moneys held for the account of each Series the total amount payable to the Dividend Agent and any sub-dividend agent or co-dividend agent of the Fund with respect to such Series.

                                      ARTICLE XIII

                             SALE AND REDEMPTION OF SHARES

                   1. Whenever the Fund shall sell any Shares, it shall deliver to the Custodian a Certificate duly specifying:
                         (a) The Series, the number of Shares sold, trade
            date, and price; and
                         (b) The amount of money to be received by the
            Custodian for the sale of such Shares and specifically allocated to the separate account in the name of such Series.
                   2. Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the separate account in the name of the Series for which such money was received.
                   3. Upon issuance of any Shares of any Series described in the foregoing provisions of this Article, the Custodian shall pay, out of the money held for the account of such Series, all original issue or other taxes required to be paid by the Fund in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.
                   4. Whenever the Fund desires the Custodian to make payment out of the money held by the Custodian hereunder in connection with a redemption of any Shares, it shall furnish to the Custodian:
                        (a) A resolution by the Board of Directors of the Fund directing the Transfer Agent to redeem the Shares; and

                          (b) A Certificate specifying the number and Series of Shares redeemed; and
                          (c)  The amount to be paid for such Shares.
                      5. Upon receipt from the Transfer Agent of an advice setting forth the Series and number of Shares received by the Transfer Agent for redemption and that such Shares are in good form for redemption, the Custodian shall make payment to the Transfer Agent out of the moneys held in the separate account in the name of the Series the total amount specified in the Certificate issued pursuant to the foregoing paragraph 4 of this Article.

                                       ARTICLE XIV

                                OVERDRAFTS OR INDEBTEDNESS

                   1. If the Custodian, should in its sole discretion, advance funds on behalf of any Series which results in an overdraft because the moneys held by the Custodian in the separate account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Series, as set forth in a Certificate, Oral Instructions, or Written Instructions or which results in an overdraft in the separate account of such Series for some other reason, or if the Fund is for any other reason indebted to the Custodian with respect to a Series, including any indebtedness to The Bank of New York under the Fund Is -Cash Management and Related Services Agreement, (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of paragraph 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to the Fund for such Series payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to 1/2% over Custodiants prime commercial lending rate in effect from time to time, such rate to be adjusted on the effec-tive date of any change in such prime commercial lending rate but in no event to be less than 6% per annum. In addition, the Fund hereby agrees that the Custodian shall have a continuing lien and security interest in and to any property specifically allocated to such Series at any time held by it for the benefit of such Series or in which the Fund may have an interest I which is then in the Custodian's possession or control or in posses-sion or control of any third party acting in the custodian's behalf. The Fund authorizes the Custodian, in its sole discre-tion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of ac-count standing to such Series' credit on the Custodian's books. In addition, the Fund hereby covenants that on each Business Day on which either it intends to enter a reverse repurchase agree-ment and/or otherwise borrow from a third party, or which next succeeds a Business Day on which at the close of business the Fund had outstanding a reverse repurchase agreement or such a borrowing, it shall prior to 9 a.m. advise the Custodian, in writing, of each such borrowing" shall specify the series to which the same relates, and shall not incur any indebtedness not so specified other than from the Custodian.
                  2. The Fund will cause to be delivered to the Custodian by any bank (including, if the borrowing is pursuant to a separate agreement, the Custodian) from which it borrows money for investment or for temporary or emergency purposes using Securities held by the Custodian hereunder as collateral for such borrowings, a notice or undertaking in the form currently emploved by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing:
            (a) the Series to which such borrowing relates; (b) the name of the bank, (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promis-sory note, duly endorsed by the Fund, or other loan agreement,
            (d) the time and date, if known, on which the loan is to be entered into, (e) the date on which the loan becomes due and payable, (f) the total amount payable to the Fund on the borrow-ing date, (g) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities and (h) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the Investment Company Act of 1940 and the Fund's prospectus. The Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such col-lateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the custodian, the Custodian shall not be under any obligation to deliver any Securities.

                                        ARTICLE XV

                                 CONCERNING THE CUSTODIAN

                   1. Except as hereinafter provided, neither the custodian nor its nominee shall be liable for any loss or dam-age, including counsel fees, resulting from its action or omis-sion to act or otherwise, either hereunder or under any Margin Account Agreement, except for any such loss or damage arising out of its own negligence, misfeasance or willful misconduct. The Custodian may, with respect to questions of law arising hereunder or under any Margin Account Agreement, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or willful misconduct on the part of the Custodian or any of its employees or agents.
                   2. Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for:
                         (a) The validity of the issue of any Securities
            purchased, sold, or written by or for the Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;
                         (b) The legality of the sale or redemption 'of any
            Shares, or the propriety of the amount to be received or paid therefor;
                         (c) The legality of the declaration or payment of
            any dividend by the Fund;
                         (d) The legality of any borrowing by the Fund using
            Securities as collateral;
                         (e) The legality of any loan of portfolio Securi-
            ties, nor shall the Custodian be under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer, or financial institution or held by it at any time as a result of such loan of portfolio Securities of the Fund is adequate collateral for the Fund against any loss it might sustain as a result of such loan. The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify the Fund that the amount of such cash collateral held by it for the Fund is suf-ficient collateral for the Fund, but such duty or obligation shall be the sole responsibility of the Fund. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Fund are lent pursuant to Article XIV of this

               Agreement makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of, such loan, provided, however, that the Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due; or
                            (f) The sufficiency or value of any amounts of
               money and/or Securities held in any Margin Account, Senior Security Account or Collateral Account in connection with transactions by the Fund. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer, futures commission merchant or Clearing Member makes payment to the Fund of any variation margin payment or similar payment which the Fund may be entitled to receive from such broker, dealer, futures commission merchant or Clearing Member, to see that any payment received by the Custodian from any broker, dealer, futures commission merchant or Clearing Member is the amount the Fund is entitled to receive, or to notify the Fund of the Custodian's receipt or non-receipt of any such payment.
                      3. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actu-ally receives and collects such money directly or by the final crediting of the account representing the Fund's interest at the Book-Entry System or the Depository.
                      4. The Custodian shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conver-sions, exchange offers, tenders, interest rate changes or similar matters relating to Securities held in the Depository, unless the Custodian shall have actually received timely notice from the Depository. In no event shall the Custodian have any. responsibility or liability for the failure of the Depository to collect, or for the late collection or late crediting by the Depository of any amount payable upon Securities deposited in the Depository which may mature or be redeemed, retired, called or otherwise become payable. However, upon receipt of a Certificate from the Fund of an overdue amount on Securities held in the Depository the Custodian shall make a claim against the Depository on behalf of the Fund, except that the Custodian shall not be under any obligation to appear in, prosecute or defend any action suit or proceeding in respect to any Securi-ties held by the Depository which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.
                      5. The Custodian shall not be under any duty or obliga-tion to take action to effect collection of any amount due to the Fund from the Transfer Agent of the Fund nor to take any action to effect payment or distribution by the Transfer Agent of the Fund of any amount paid by the Custodian to the Transfer Agent of the Fund in accordance with this Agreement.

                   6. The Custodian shall not be under any duty or obliga-tion to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.
                   7. The Custodian may appoint one or more banking institutions as Depository or Depositories, as Sub-Custodian or Sub-Custodians, or as Co-Custodian or Co-Custodians including, but not limited to, banking institutions located in foreign countries, of Securities and moneys at any time owned by the Fund, upon such terms and conditions as may be approved in a Certificate or contained in an agreement executed by the Custodian, the Fund and the appointed institution.
                   8. The Custodian shall not be under any duty or obliga-tion (a) to ascertain whether any Securities at any time delivered to, or held by it, for the account of the Fund and specifically allocated to a Series are such as properly may be held by the Fund or such Series under the provisions of its then current prospectus, or (b) to ascertain whether any transactions by the Fund, whether or not involving the Custodian, are such transactions as may properly be engaged in by the Fund.
                   9. The Custodian shall be entitled to receive and the Fund agrees to pay to the Custodian all out-of-pocket expenses and such compensation as may be agreed upon from time to time between the Custodian and the Fund. The Custodian may charge such compensation and any expenses with respect to a Series incurred by the Custodian in the performance of its duties pursuant to such agreement against any money specifically al-located to such Series. Unless and until the Fund instructs the Custodian by a Certificate to apportion any loss, damage, li-ability or expense among the Series in a specified manner, the Custodian shall also be entitled to charge against any money held by it for the account of a Series such Series' pro rata share (based on such Series net asset value at the time of the charge to the aggregate net asset value of all Series at that time) of the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses for which the Custodian shall be entitled to reimburse-ment hereunder shall include, but are not limited to, the expenses of sub-custodians and foreign branches of the Custodian incurred in settling outside of New York City transactions involving the purchase and sale of Securities of the Fund.
                    10. The Custodian shall be entitled to rely upon any
            Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be a Certificate. The Custodian shall be entitled to rely upon any

              Oral Instructions and any Written Instructions actually received by the Custodian hereinabove provided for. The Fund agrees to forward to the Custodian a certificate or facsimile thereof confirming such Oral Instructions or Written Instructions in such manner so that such Certificate or facsimile thereof is received by the Custodian, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business of the same day that such Oral Instructions or Written Instruc-tions are given to the Custodian. The Fund agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transac-tions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions or Writ-ten Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.
                     11. The Custodian shall be entitled to rely upon any
              instrument, instruction or notice received by the Custodian and reasonably believed by the Custodian to be given in accordance with the terms and conditions of any Margin Account Agreement. Without limiting the generality of the foregoing, the Custodian shall be under no duty to inquire into, and shall not be liable for, the accuracy of any statements or representations contained in any such instrument or other notice including, without limitation, any specification of any amount to be paid to a broker, dealer, futures commission merchant or Clearing member.
                     12. The books and records pertaining to the Fund which
              are in the possession of the Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the Investment Company Act of 1940, as amended, and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representa-tives, shall have access to such books and records during the Custodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Custodian to the Fund or the Fund's authorized representative, and the Fund shall reimburse the Custodian its expenses of providing such copies. Upon reasonable request of the Fund, the Custodian shall provide in hard copy or on micro-film, whichever the Custodian elects, any records included in any such delivery which are maintained by the Custodian on a computer disc, or are similarly maintained, and the Fund shall reimburse the Custodian for its expenses of providing such hard copy or microfilm.
                     13. The Custodian shall provide the Fund with any report
              obtained by the Custodian on the system of internal accounting control of the Book-Entry System, the Depository or O.C.C., and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

                        14. The Fund agrees to indemnify the Custodian against
                and save the Custodian harmless from all liability, claims, losses and demands whatsoever, including attorney's fees, howsoever arising or incurred because of or in connection with this Agreement, except to the extent such liability, claims, losses and demands arise out of or in connection with the Custodian's own negligence, misfeasance or willful misconduct.
                        15. Subject to the foregoing provisions of this Agree-
                ment, the Custodian may deliver and receive Securities, and receipts with respect to such Securities, and arrange for pay-ments to be made and received by the Custodian in accordance with the customs prevailing from time to time among brokers or dealers in such Securities. When the Custodian is instructed to deliver securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. The Fund assumes all responsibility and li-ability for all credit risks involved in connection with the Custodian's delivery of Securities pursuant to instructions of the Fund, which responsibility and liability shall continue until final payment in full has been received by the Custodian.
                        16. The Custodian shall have no duties or
                responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agree-ment, and no covenant or obligation shall be implied in this Agreement against the Custodian.

                                              ARTICLE XVI

                                              TERMINATION

                        1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the Board of Directors of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board of Directors of the Fund, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and moneys then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.
                     2. If a successor custodian is not designated by the Fund or the Custodian in accordance with the preceding paragraph, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than securities held in the Book-Entry System which cannot be delivered to the Fund) and moneys then owned by the Fund be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book Entry System which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.

                                          ARTICLE XVII

                                         MISCELLANEOUS

                      1. Annexed hereto as Appendix A is a Certificate signed by two of the present Officers of the Fund under its corporate seal, setting forth the names and the signatures of the present Authorized Persons. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event that any such present Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered Certificate.
                      2. Annexed hereto as Appendix B is a Certificate signed by two of the present officers of the Fund under its corporate seal, setting forth the names and the signatures of the present officers of the Fund. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event any such present officer ceases to be an officer of the Fund, or in the event that other or additional officers are elected or ap-pointed. Until such new Certificate shall be received, the custodian shall be fully protected in acting under the provi-sions of this Agreement upon the signatures of the Officers as set forth in the last delivered Certificate.
                      3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 90 Washington Street, New York, New York 10015, or at such other place as the custodian may from time to time designate in writ-ing.

                     4. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its office at the address for the Fund first above written, or at such other place as the Fund may from time to time designate in writing.
                     5. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement and approved by a resolution of the Board of Directors of the Fund.
                     6. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of the Fund's Board of Directors.
                     7. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws principles thereof. Each party hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.
                     8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

                    IN WITNESS WHEREOF, the parties hereto have caused this
             Agreement to be executed by their respective corporate Officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above writ-ten.

                                                   MERRILL LYNCH HIGH INCOME
                                                   MUNICIPAL BOND FUND, INC.


                                                   By /s/ Gerald M. Richard

             Attest /s/ Robert Harris

                                                   THE BANK OF NEW YORK


             [SEAL]                                By: /s/ [SIG]

             Attest: /s/ [SIG]

                                         APPENDIX A


             I, Robert Harris, Secretary of MERRILL LYNCH HIGH INCOME MUNICIPAL BOND FUND, INC., a Maryland corporation, do hereby certify that:
                  The following individuals have been duly authorized by the
             Board of Directors of the Fund in conformity with the Fund's Articles of Incorporation and By-Laws to give oral Instructions and Written Instructions on behalf of the Fund, and the signatures set forth opposite their respective names are their true and correct signatures:

             Name                               Signature

                 /s/ Arthur Zeikel

                 /s/ Philip L. Kirstein

                 /s/ Terry K. Glenn

                 /s/ Mark B. Goldfus

                 /s/ Michael J. Hennewinkel

                 /s/ Robert Harris

                 /s/ Gerald M. Richard

                 /s/ Edgar C. Geiger, Jr.

                 /s/ Vincent R. Giordano

                 /s/ Kenneth Jacob

                 /s/ Joseph Darcy

                 /s/ Kevin Schiatta

                 /s/ Peter J. Hayes

                  /s/ Daniela Durao

                  /s/ Dolores Mathis

                  /s/ Paula Nazin

                  /s/ Kathy Thatcher

                  /s/ Donna Franc

                  /s/ Helen Marie Sheehan

                  /s/ Fred K. Stuebe

                  /s/ William Bock

                 Witness my hand, as of this 14th day of September, 1990.

                                            /s/ Robert Harris
                                            Secretary
                                            Merrill Lynch High Income
                                            Municipal Bond Fund, Inc.

                                        APPENDIX B

                 I, Arthur Zeikel, President, and I, Robert Harris, Secretary, of MERRILL LYNCH HIGH INCOME MUNICIPAL BOND FUND, INC., a Maryland corporation (the "Fund"), of hereby certify that:
                 The following individuals serve in the following positions with the Fund and each has been duly elected or appointed by the Board of Directors of the Fund to each such position and qualified therefor in conformity with the Fund's Articles of Incorporation and By-Laws, and the signatures set forth opposite their respective names are their true and correct signatures:

        Name                           Position                Signature

        /s/ Arthur Zeikel             President

                                        Executive
        /s/ Terry K. Glenn            Vice President


        /s/ Vincent R. Giordano        Vice President



        /s/ Gerald M. Richard            Treasurer



        /s/ Robert Harris                Secretary




                Witness our hands, as of this 14th day of September, 1990.



                /s/ Arthur Zeikel               /s/ Robert Harris
                President                       Secretary
                Merrill Lynch High Income       Merrill Lynch High Income
                Municipal Bond Fund, Inc.       Municipal Bond Fund, Inc.

                                           EXHIBIT A

                                        CERTIFICATION


                  The undersigned, Robert Harris, hereby certifies that he is the duly elected and acting Secretary of MERRILL LYNCH HIGH INCOME MUNICIPAL BOND FUND, INC. a Maryland corporation (the "Fund"), and further certifies that the following resolution was adopted by the Board of Directors of the Fund at a meeting duly held on September 14, 1990, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.
                       RESOLVED, that The Bank of New York, as Custodian
                  of the Fund, be , and hereby is, authorized and instructed on a continuous and ongoing basis to deposit in the Book-Entry System, as defined in Rule
                  17f-4 under the Investment Company Act of 1940, all portfolio securities of the Fund eligible for deposit therein, and to utilize the Book-Entry System to the extent possible in connection with its performance thereunder, including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of securities collateral.
                  IN WITNESS WHEREOF, I have hereunto set my hand and the seal of MERRILL LYNCH HIGH INCOME MUNICIPAL BOND FUND, INC. as of the 14th day of September, 1990.

                                                 /s/ Robert Harris

                                          EXHIBIT B

                                        CERTIFICATION


                  The undersigned, Robert Harris, hereby certifies that he is the duly elected and acting Secretary of MERRILL LYNCH HIGH INCOME MUNICIPAL BOND FUND, INC. a Maryland corporation (the "Fund"), and further certifies that the following resolution was adopted by the Board of Directors of the Fund at a meeting duly held on September 14, 1990, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.
                       RESOLVED, the Bank of New York, as Custodian
                  of the Fund, be and hereby is, authorized and instructed on a continuous and ongoing basis until such time as it receives a certificate to the contrary signed by two officers of the Fund, to deposit in a registered clearing agency which acts as a securities depository, as provided in Rule 17f-4 under the Investment Company Act of 1940, all securities eligible for deposit therein, and to utilize such system to the extent possible in connection with its performance thereunder, including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of securities collateral.
                  IN WITNESS WHEREOF, I have hereunto set my hand and the seal of MERRILL LYNCH HIGH INCOME MUNICIPAL BOND FUND, INC. as of the 14th day of September, 1990.


                                                          /s/Robert Harris

                                        EXHIBIT C

                                      CERTIFICATION


                The undersigned, Robert Harris, hereby certifies that he is the duly elected and acting Secretary of MERRILL LYNCH HIGH INCOME MUNICIPAL BOND FUND, INC. a Maryland corporation (the "Fund"), and further certifies that the following resolution was adopted by the Board of Directors of the Fund at a meeting duly held on September 14, 1990, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is full force and effect as of the date hereof.
                      RESOLVED, that the subcustodian arrangements
                between the Bank of New York and Banker's Trust company, between the Bank of New York and Morgan
                Guaranty Trust Co., and between the Bank of New York and Chemical Bank be, and they hereby are, approved.
                IN WITNESS WHEREOF, I have hereunto set my hand and the seal of MERRILL LYNCH HIGH INCOME MUNICIPAL BOND FUND, INC. as of the 14th day of September, 1990.


                                                      /s/ Robert Harris